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                                                                    EXHIBIT 23.8

                          CONSENT OF FINANCIAL ADVISOR


We consent to inclusion of our opinion dated October 4, 2001 as Annex B to the prospectus supplement included in the Post-Effective Amendments to Registration Statement on Form S-4 (the "Registration Statement") (file number 333-44536) of MRV Communications and to all references to us in the Registration Statement.

By providing our opinion or by giving this consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert": as used in the United States securities laws, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission, nor do we admit that we are in the category of persons whose consent is required.

December 26, 2001
Los Angeles, California

                                            /s/ Duff & Phelps, LLC

                                            DUFF & PHELPS, LLC